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                                                                      EXHIBIT 23

                               CONSENT OF KPMG LLP


The Board of Directors
Corn Products International, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Corn Products International, Inc. of our report dated January 29, 2004, relating to the consolidated balance sheets of Corn Products International, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, comprehensive income, stockholders' equity and redeemable equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report is included in the December 31, 2003 annual report on Form 10-K of Corn Products International, Inc. Our report contains an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standards (SFAS) No. 133 of January 1, 2001, and SFAS No. 142 as of January 1, 2002.

                                                           KPMG LLP


Chicago, Illinois
March 18, 2004